UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AngloGold Ashanti Limited	AngloGold Ashanti Holdings plc
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)

The Republic of South Africa	The Isle of Man
(State of Incorporation or Organization)	(State of Incorporation or Organization)

Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

76 Jeppe Street
Newtown, Johannesburg, 2001	1st Floor, Atlantic House
(PO Box 62117, Marshalltown, 2107)	4-8 Circular Road
South Africa	Douglas, Isle of Man, IM1 1AG
Tel: +27 (11) 637-6000	Tel: +44 (1624) 697 280
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Not Applicable	Not Applicable
(Zip Code)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-182712 and 333-182712-02

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
5.125% Notes due 2022	New York Stock Exchange
fully and unconditionally guaranteed by AngloGold Ashanti Limited

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1: Description of Registrants’ Securities to be Registered

The description of the securities to be registered is contained in the Prospectus Supplement dated July 25, 2012 and the Prospectus dated July 17, 2012, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on July 26, 2012, and each of which forms a part of the Registrants’ Registration Statement on Form F-3 (Nos. 333-182712 and 333-182712-02), and is incorporated herein by reference.

Item 2: Exhibits

The following exhibits are filed herewith and are incorporated herein by reference:

Exhibit
No.	Description
99(A)

Form of 5.125% Notes due 2022 and related Guarantee, incorporated by reference to Exhibit 4.1 to the Report on Form 6-K of AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc filed on July 30, 2012 (Registration Nos. 333-182712 and 333-182712-02).

99(B)

Indenture for guaranteed debt securities, among AngloGold Ashanti Holdings plc, as issuer, AngloGold Ashanti Limited, as guarantor, and The Bank of New York Mellon, as trustee, dated as of April 28, 2010, incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-3 of the Company, the Guarantor and AngloGold Ashanti Holdings Finance plc filed on July 17, 2012 (Registration Nos. 333-182712, 333-182712-01 and 333-182712-02).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AngloGold Ashanti Limited (Registrant)

By:	/s/ Srinivasan Venkatakrishnan
Name: Srinivasan Venkatakrishnan
Title: Executive Director and Chief Financial Officer

AngloGold Ashanti Holdings plc (Registrant)

By:	/s/ Srinivasan Venkatakrishnan
Name: Srinivasan Venkatakrishnan
Title: Non-Executive Director

Date: July 30, 2012